GENERAL TERMS AGREEMENT NO. 1-1057041 GE PROPRIETARY INFORMATION The information contained in this document is GE Proprietary Information and is disclosed in confidence. It is the property of GE and shall not be used, disclosed to others, or reproduced without the express written consent of GE. If consent is given for reproduction in whole or in part, this notice and the notice set forth on each page of this document shall appear on any such reproduction. United States export control laws may also control the information contained in this document. Unauthorized export or re-export is prohibited. GE Aerospace General Terms Agreement No. 1-1057041 _________, 2023

______________________________________________________________________________________________________________________________________________________ GE PROPRIETARY INFORMATION (subject to restrictions on cover page) LATAM AIRLINES GROUP S.A. - 1-1057041 23 IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and the year first above written. LATAM AIRLINES GROUP S.A. GENERAL ELECTRIC COMPANY By: _____________________________ By: _______________________________ Typed Name: ________________________________ Typed Name: __________________________________ Title: ____________________________ ____________________________ ____________________________ Title: ______________________________ ______________________________ ______________________________ Date: ___________________________ Date: _____________________________ LATAM AIRLINES GROUP S.A. GE ENGINE SERVICES DISTRIBUTION, LLC By: _____________________________ By: _______________________________ Typed Name: ________________________________ Typed Name: __________________________________ Title: ____________________________ ____________________________ ____________________________ Title: ______________________________ ______________________________ ______________________________ Date: ___________________________ Date: _____________________________                                     !"  !  #!"  " ! $   ! $  !